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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT
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
                                               State or
                                           Jurisidiction of
                                             Incorporation             Names Under Which
Name of Subsidiary                          or Organization            Subsidiary Does Business
------------------                         ----------------            ------------------------
eResearch Technology Limited          United Kingdom                  eResearch Technology Limited
                                                                       eResearch Technology Ltd.